EXHIBIT 99(b)(4)


        [Pursuant to Rule 306 of Regulation S-T, on behalf of Ferrotec Corporation, I hereby represent that the following is a fair and accurate English translation of the loan agreement originally written in Japanese.


                                         FERROTEC CORPORATION

                                         By: /s/ Akira Yamamura
                                             -----------------------------------
                                             Name:   Akira Yamamura
                                             Title:  President]


                                 LOAN AGREEMENT

                                                               November 19, 1999

     Lender           Meiji Life Insurance Mutual Corp., Inc.
                      2-1-1 Marunouchi, Chiyoda-ku, Tokyo
                      Ryotaro Kaneko

     Borrower         Ferrotech, Inc.
                      5-24-8 Higashi-Ueno, Higashi-ku, Tokyo

    (Representative)  Akira Yamamura, Representative Director     [COMPANY SEAL]

ARTICLE 1     LOAN
          Meiji Life Insurance Mutual Corp. Inc. (hereinafter referred to as "Lender") has agreed to loan to Ferrotech, Inc. (hereinafter referred to as "Borrower"), and Borrower has agreed to receive such loan according to the terms and conditions set forth herein.

      1. Amount         (Y) 300,000,000 cash

      2. Method         Lump sum

      3. Purpose        Operating funds

      4. Maturity Date  November 2004

      5. Interest  Rate 2.3%  yearly  (Calculated  on daily basis  with  1  year consisting of 365 days.) Except when the parties agree otherwise in a separate agreement

      6. Repayment      (1)  Repayment method for principal
                                Repayment   shall   occur  in   installments  of
                                (Y)30,000,000 with one payment due in May 2000, and the other payments due on the ___ day of every May and November thereafter until the final payment which is due on the maturity date.

                        (2)  Repayment method for interest
                                The payment date for interest shall be on the _____ day of May and November of each year as well as the maturity date. Interest payments shall consist of interest accruing from the loan date or day following the prior interest payment until the date of the actual interest payment.

      7. Bank  holiday  In the  event  that  the  payment  date  for  principal, interest, or any other obligation falls on a bank holiday or December 30, payment shall be made on the business day immediately preceding the holiday.

      8. Payment location:
                        Payment of principal and interest or the performance of any other obligations shall be made at Lender's head office or a location specified by Lender. Borrower shall follow any directions given by Lender in regard to the method of payment.

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ARTICLE 2 PREPAYMENT
      1. Regardless of the repayment method prescribed in Article 1, when Borrower attempts to prepay all or part of the outstanding principal prior to the maturity date, Borrower shall first obtain the consent of Lender.
      2. In the event that Borrower prepays the loan pursuant to Article 2.1, upon the request of Lender, Borrower shall pay a penalty according to the following schedule. The penalty shall be capped at the higher of
          (a) and (b) below.
          (a) Amount of money calculated by subtracting interest calculated at long-term prime rate from the prepayment date to the original maturity date from the rate agreed upon between the parties calculated during the same period.
          (b) Amount comparable to 2% of prepayment amount.

ARTICLE 3 COLLATERAL
      Upon the request of Lender, Borrower shall provide to Lender collateral or security to guarantee all obligations arising under this Agreement, supply a joint guarantor approved by Lender, or supplement the security.

ARTICLE 4 DUTY TO NOTIFY
      Borrower  shall  inform  Lender  prior  to  pledging   current  or  future
      collateral to any other creditor than Lender once this Agreement has been executed.

ARTICLE 5 REPAYMENT ACCELERATION
      1. Notwithstanding any notice from Lender, Borrower shall immediately repay its financial obligations in full and shall forfeit all interest paid to Lender in consideration of its obligations to Lender in the event that any of the following occur.
          a)  Borrower stops repayment;
          b) Borrower commences procedures for bankruptcy, recomposition, restructuring, reorganization, or liquidation;
          c)  Stop payment received from check clearing institution;
          d)  Borrower's location is unknown.

      2. Upon notice from Lender, Borrower shall immediately repay its financial obligations in full and shall forfeit all interest paid to Lender in consideration of its obligations to Lender in the event of any of the following:
          a) Failure to pay the principal or interest required by Article 1 of this Agreement;
          b) In addition to the preceding events, any violation of this Agreement, supplemental agreement, or any agreement concerning the collateral offered by Borrower; c) Petition of seizure, temporary impoundment, injunction, or disposition;
          d) Tax delinquency proceedings have been initiated by any tax authority;
          e)  Lender has deemed it necessary to protect its rights.

      3. In the event that any of the items in 5.1 or 5.2 apply to the party providing collateral for this loan, upon the request of Lender, Borrower shall immediately repay its financial obligation in full, and shall forfeit all interest paid to Lender in consideration of its obligations arising under the Agreement.

ARTICLE 6 OFFSET
      1. When the loan matures, or the payment of the interest is accelerated, or any other reason arises requiring Borrower to satisfy its obligations under this Agreement, Lender may at any time offset any claim of Borrower or any Guarantor notwithstanding the maturity of such claim.
      2. In the event Borrower commences procedures for bankruptcy, recomposition, restructuring, reorganization, liquidation, or any other special measure, Lender may cancel any insurance agreements between Lender and Borrower without Borrower's consent, and may offset any proceeds arising from the cancellation of the insurance against the outstanding balance of the loan. However, if any outstanding loan is based on the insurance agreement, the proceeds shall first be applied to the loan based on the insurance agreement and the remainder may be offset.

      3.  In the event that Lender elects to offset the debt pursuant to Article
          6.1 or 6.2, the interest, principal and the proceeds from cancellation of the insurance shall be calculated up until the offset date.

ARTICLE 7 SUMS NOT DISBURSED
      In the event that the loan has yet to be disbursed in its entirety pursuant to Article 1 and any event specified in Article 5 occurs, Borrower shall lose all rights associated with any sums not yet disbursed regardless of the provisions in Article 1.

ARTICLE 8 NON-ASSIGNABILITY
      Borrower may not transfer or pledge as collateral any value or right arising under this Agreement.

ARTICLE 9 PENALTY
      When Borrower fails to pay the principal or interest  amounts  pursuant to
      Article 1 of this  Agreement,  or when the loan  becomes due  according to
      Article 5, Borrower shall pay a penalty on the outstanding loan amount starting from the date following the scheduled repayment date at a yearly rate of 14%. For calculation purposes, a year shall consist of 365 days.

ARTICLE 10 PROMISSORY NOTE
      In the event that Lender deems it necessary to guarantee the repayment obligations arising under this Agreement, upon the request of Lender, Borrower shall provide a promissory note acceptable to the Lender.

ARTICLE 11 LIABILITY AND INDEMNITY
      1. In the event that Lender suffers any loss, harm, or injury due to the loss or destruction of any document or note due to such unforeseen circumstance as a disaster, accident, or shipping mishap, Borrower shall honor its obligation based on the Lender's books and records. Moreover, upon the request of Lender, Borrower shall immediately provide Lender with a copy of such document or note. In the event of injury caused thereby, Borrower shall not seek damages against Lender.
      2. In the event that Lender has transacted business confirming with reasonable care that the signatures and seals on Borrower's documentation or note are correct, Borrower shall bear all liabilities arising from the forgery, alteration, or other incident associated with such documents, notes, or writings, and assume all responsibility for the content of such documents and notes.

ARTICLE 12 BUSINESS CHANGES
      1. Borrower shall immediately notify Lender of any changes to its business such as any change in registered seal, corporate name, trademark, officers, officer or other reportable change.
      2. When Borrower fails to provide notice in accordance with Article 12.1, and when any notice or documentation sent by Lender to Borrower is delayed or returned due to such failure, notice shall be deemed as received in its normal course.

ARTICLE 13 FINANCIAL REPORT AND INSPECTION
      1. Borrower shall provide Lender with a sales report, balance sheet, cash flow statement, interest payment ledger and detailed financial statements at the end of each fiscal year without delay.
      2. In addition to the above documents, Lender may request production or inspection by a third party concerning Borrower's financial condition and any other business matters deemed necessary by Lender.
      3. When the provisions of Article 13.2 are employed, Borrower shall be obliged to reimburse Lender all necessary costs related to the inspection of records.

ARTICLE 14 MATERIAL CHANGE
      Borrower shall immediately notify and receive Lender's prior consent when it intends to make any material changes to its business including a merger, acquisition, transfer of operations, or other business operation change.

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ARTICLE 15 REPAYMENT ORDER
      When the payment of principal, interest, or repayment of any other obligation is offset pursuant to Article 6, and the proceeds do not completely satisfy the outstanding balance, Lender may select the order of repayment of Borrower's obligations at its sole discretion.

ARTICLE 16 EXPENSES
      Borrower shall bear all expenses necessary for the creation of this Agreement, the execution of other agreements, performance of such agreements, and the means of enabling Lender to exercise its rights in connection with this Agreement.

ARTICLE 17 NOTARIZED INSTRUMENT
      Up the request of Lender at any time, Borrower acknowledges that it shall prepare a notarized instrument containing language that Borrower accepts compulsory execution of this Agreement.

ARTICLE 18 JURISDICTION
      The court of jurisdiction for litigation concerning this Agreement shall be the court with jurisdiction over Lender's head office.

One copy of this document has been created as a testament of this Agreement. This copy will be maintained by Lender once Lender and Borrower have affixed their corporate seals hereupon.